Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•Form S-3 ASR No. 333-254130 of Target Corporation,
•Form S-8 No. 333-30311 pertaining to the Dayton Hudson Corporation Executive Deferred Compensation Plan, the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, the Dayton Hudson Corporation SMG Executive Deferred Compensation Plan, and the Dayton Hudson Corporation Director Deferred Compensation Plan,
•Form S-8 No. 333-86373 pertaining to the Dayton Hudson Corporation Long-Term Incentive Plan of 1999,
•Form S-8 Nos. 333-112260 and 333-75782 pertaining to the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, Target Corporation Director Deferred Compensation Plan, Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan,
•Form S-8 No. 333-116096 pertaining to the Target Corporation Long-Term Incentive Plan,
•Form S-8 No. 333-131082 pertaining to the Target Corporation Director Deferred Compensation Plan, Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan,
•Form S-8 No. 333-174921 pertaining to the Target Corporation 2011 Long-Term Incentive Plan,
•Form S-8 No. 333-205027 pertaining to the Amended and Restated Target Corporation 2011 Long-Term Incentive Plan,
•Form S-8 No. 333-239155 pertaining to the Target Corporation DDCP (2013 Plan Statement), Target Corporation EDCP (2017 Plan Statement), and Target Corporation Officer EDCP (2017 Plan Statement), and
•Form S-8 No. 333-239154 pertaining to the Target Corporation 2020 Long-Term Incentive Plan;
of our reports dated March 8, 2023, with respect to the consolidated financial statements of Target Corporation and the effectiveness of internal control over financial reporting of Target Corporation included in this Annual Report (Form 10-K) of Target Corporation for the year ended January 28, 2023.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 8, 2023